UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2009

STREAM GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 310, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 304-1800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On November 4, 2009, the Board of Directors of Stream Global Services, Inc. (the “Company”) approved (i) the grant of options to purchase shares of the Company’s common stock to certain named executive officers (as used in Instruction 4 to Item 5.02 of Form 8-K) (the “Option Awards”) and (ii) the grant of restricted stock to certain named executive officers (the “Restricted Stock Awards”). The following table sets forth information regarding each of the named executive officer’s (i) Option Awards and (ii) Restricted Stock Awards:

Executive Officer	Title	Option Award		Restricted Stock Award
R. Scott Murray	Chairman, President and Chief Executive Officer	1,000,000	(1)(2)	—
Robert Dechant	Executive Vice President, Global Sales and Marketing	250,000	(2)	100,000	(3)
Sheila M. Flaherty	Executive Vice President and Chief Legal and Administrative Officer	200,000	(2)	75,000	(3)

(1)	Options that have vested may not be exercised until the occurrence of any one of the following conditions, subject to certain exceptions in the event of a change of control (as defined therein):
(i)	The death of Mr. Murray; or
(ii)	The public stock of the Company share closing price is at or above $10.60 for 60 consecutive trading days and public float (not including equity owned or held by Ares Corporate Opportunities Fund II LP, Providence Equity Partners LP, Ayala Corporation or any affiliates thereof or by the officers or directors of the Company (the “Affiliated Stockholders”)) is at or above $300 million; or
(iii)	The Affiliated Stockholders (as defined above) have, in the aggregate, sold 25% or more of their aggregate ownership as measured against the ownership as of the date hereof (at a price at or above $10.60 per share).
(2)	Options were granted pursuant to the Company’s 2008 Stock Incentive Plan, as amended. Each Option Award will vest every 6 months in equal installments over five years.
(3)	Restricted Stock awards were granted pursuant to the Company’s 2008 Stock Incentive Plan, as amended. Each Restricted Stock Award will vest every 6 months in equal installments over five years.

The description of Mr. Murray’s option agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the option agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

On November 9 and 10, 2009, the Company amended its employment agreements with each of R. Scott Murray, Sheila Flaherty and Robert Dechant. Each of the amended employment agreements revises the definition of change of control to increase the percentage in section (a) of the definition from 40% to 50% relative to the acquisition of beneficial ownership of shares of the Company’s capital stock and to reduce the percentage in section (c) of the definition from 40% to 35% relative to the ownership of share of the Company’s common stock after a merger, consolidation or similar event.

In addition, Ms. Flaherty and Mr. Dechant’s agreements were revised to remove the acceleration of vested equity awards in case of termination of employment by Ms. Flaherty or Mr. Dechant for Good Reason or by the Company without Cause (each as defined in the respective employment agreements).

The description of the amendments to the employment agreements contained in this Current Report on Form 8-K are qualified in their entirety by reference to the complete text of the amendments, copies of which are filed herewith as Exhibit 10.2, 10.3 and 10.4 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

See the Exhibit Index attached to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAM GLOBAL SERVICES, INC.

Date: November 13, 2009	By:	/S/ R. SCOTT MURRAY
	Name:	R. Scott Murray
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Option Agreement between the Company and R. Scott Murray dated November 10, 2009.

10.2	Letter Amendment to Employment Agreement between the Company and R. Scott Murray dated November 10, 2009.

10.3	Letter Amendment to Employment Agreement between the Company and Sheila Flaherty dated November 9, 2009.

10.4	Letter Amendment to Employment Agreement between the Company and Robert Dechant dated November 9, 2009.

4